United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 1, 2017

Date of Report

Q2POWER TECHNOLOGIES INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02(d)    Election of Director

On May 1, 2017, Q2Power Technologies, Inc. (the “Company”) named Tristan Peitz to the Company’s Board of Directors.

Mr. Peitz was one of the lead investors for the Company’s recent $1,500,000 Convertible Note bridge offering.  Over the last seven years, he has worked at Cohen Capital Management, a $600 million family office, where he built and manages a credit book which consists of $120 million of municipal bonds and a $60 million high yield book. On the equity side of the business, Mr. Peitz is a generalist with deep sector experience and responsibility for energy and healthcare. At CCM, he has also served as financial adviser for mergers and acquisitions, analysis on several early stage and venture investments, and creation and implementation of complex tax strategies

Prior to CCM, Mr. Peitz served at AlixPartners, a premier turnaround and restructuring focused consulting firm. At AlixPartners, he assisted organizations in the areas of financial advisory services, corporate strategy & operations, restructuring and turnarounds, divestitures and business exits, and forensic investigations related to internal fraud and abuse. Projects he worked on at AlixPartners included Tribune Company, MEI Conlux, Building Materials Holding Corp., Mattson Technology and others.

Prior to joining AlixPartners, Mr. Peitz was a research analyst at Eminence Capital, a New York based $4 billion hedge fund, and before that an investment banking analyst with Jefferies & Company focused on healthcare, biotech and biofuel companies to evaluate leveraged buyouts, refinancings, restructurings, IPOs and M&A transactions. Mr. Peitz attended the University of Michigan where he graduated with distinction from the Ross School of Business with a BA in Business Administration - concentration in finance and accounting.

As compensation for his services on the Board, Mr. Peitz will receive options to purchase 400,000 shares of common stock, vesting half immediately and half in six months, terminating in 10 years and exercisable at $0.21 per share.  Mr. Peitz has no family relationships with any other Board member, and is not party to any other related transaction. He has not been assigned membership in any Committee of the Board at this time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2POWER TECHNOLOGIES INC.

Date:	May 4, 2017	By:	/s/ Christopher Nelson
Christopher Nelson
Chief Executive Officer